Exhibit 99.1

SPRINGLEAF REPORTS THIRD QUARTER 2015 RESULTS

Evansville, IN, November 9, 2015 - Springleaf Holdings, Inc. (NYSE: LEAF) today reported a GAAP basis net loss of $11 million, or $0.08 per diluted share for the third quarter of 2015, compared with net income of $427 million or $3.70 per diluted share in the third quarter of 2014, which included a pretax gain of $641 million on the sale of real estate assets.

Core earnings (a non-GAAP measure) in consumer operations for the quarter were $66 million, a 3% increase from $64 million in the prior year quarter, and core earnings per diluted share (a non-GAAP measure) were $0.50 for the third quarter versus $0.55 in the prior year quarter.1,2 Weighted average diluted shares outstanding increased to 134.5 million for the third quarter of 2015 from 115.3 million for the prior year quarter as a result of the company’s issuance of 19.4 million common shares on May 4, 2015.

Third Quarter Highlights

•
Consumer net finance receivables reached $4.7 billion at September 30, 2015, an increase of $1.1 billion, or 30% from September 30, 2014, and up 9% from June 30, 2015. The $4.7 billion at September 30, 2015 included $825 million of direct auto loan receivables.[3]

•	Consumer net finance receivables per branch were $5.7 million[3] at September 30, 2015, up 31% from $4.3 million at September 30, 2014, and up 9% from $5.2 million at June 30, 2015.

•
Yield for our Consumer segment in the quarter was 25.97%, down 105 basis points from the third quarter of 2014. Risk-adjusted yield, representing yield less net charge-off rate, for our Consumer segment in the quarter was 21.67%, down 67 basis points from the third quarter of 2014.

•	The company originated $1.2 billion of total consumer loans in the third quarter of 2015, including $278 million of direct auto loan originations, up $194 million from the third quarter of 2014.

Jay Levine, President and CEO of Springleaf said, “Our results this quarter continue to demonstrate our ability to generate significant growth in total receivables and receivables per branch, both of which were up over 30% from last year’s quarter. Growing receivables per branch continues to be a key strategy for us because of the positive operating leverage provided by our largely fixed cost branch network. Consumer receivables per branch reached $5.7 million3, up from $4.3 million one year ago and from $5.2 million at June 30, 2015, reflecting our continued success with direct auto lending. Also contributing to our strong performance this quarter was the meaningful improvement in our net charge-off ratio from last year’s third quarter and the second quarter of this year.”

1 Excludes the impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.
2 Core Earnings income taxes assume 37% statutory tax rate.
3 3Q 2015 includes finance receivables held for sale.

Core Consumer Operations: (Reported on a historical accounting basis, which is a non-GAAP measure. Refer to the reconciliation of non-GAAP to comparable GAAP measures on page 10.)

Consumer and Insurance

Consumer and Insurance pretax income was $77 million in the third quarter of 2015, up 22% from $63 million in the third quarter of 2014, versus $76 million in the second quarter of 2015.4

Consumer net finance receivables reached $4.7 billion at September 30, 2015, an increase of 30% from September 30, 2014 and up 9% from June 30, 2015, driven by improved targeting and scoring algorithms which enhanced the quality of new customer leads, incremental internet customer acquisition, and continued strong growth in direct auto lending.5 Driven by these same factors, Consumer net finance receivables per branch continued to grow, reaching $5.7 million at September 30, 2015, up from $4.3 million at September 30, 2014 and $5.2 million at June 30, 2015.5

Net interest income was $250 million in the quarter, up 28% from the prior year quarter and 7% from the prior quarter. Yield in the current quarter was 25.97%, down 105 basis points from the prior year quarter, and 53 basis points from the second quarter of 2015, reflecting the impact of the successful roll-out of the company’s direct-to-consumer auto loan product. Risk adjusted yield was 21.67% in the third quarter of 2015, down 67 basis points from the third quarter of 2014 as the decline in yield more than offset the year-over-year improvement in net charge-offs. Risk adjusted yield grew 3 basis points from the second quarter of 2015.

The annualized net charge-off ratio was 4.30% in the third quarter of 2015, versus 4.68% in the prior year quarter and 4.86% in the prior quarter.

The annualized gross charge-off ratio was 5.19% in the third quarter of 2015, down 27 basis points from the prior year quarter, and down 65 basis points from the second quarter of 2015. Recovery ratio was 89 basis points in the quarter, versus 78 basis points in the prior year quarter and 98 basis points in the second quarter of 2015.

The 60+ delinquency ratio was 2.90% at quarter end, versus 2.55% at prior year quarter end and 2.39% at prior quarter end.6

Acquisitions and Servicing

The Acquisitions and Servicing segment contributed $28 million to the company’s consolidated pretax income in the quarter. The entire Acquisitions and Servicing segment, which includes non-controlling interests, generated pretax income of $59 million in the quarter7, with net interest income of $92 million and a yield of 26.50%. Net finance receivables at quarter-end were $1.7 billion, down from $2.1 billion at September 30, 2014, and down from $1.8 billion at June 30, 2015. The principal balance of the

4 Consumer and Insurance segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
5 3Q15 includes finance receivables held for sale.
6 Delinquency ratio includes loans held for sale.
7 Includes the impact of earnings attributable to non-controlling interests.

portfolio was $2.2 billion at quarter-end versus $2.7 billion at September 30, 2014 and $2.3 billion at June 30, 2015.

The annualized net charge-off ratio improved to 4.39% in the quarter, versus 5.31% in the prior year quarter and 5.07% in the prior quarter.

The annualized gross charge-off ratio was 5.05% in the quarter, down 78 basis points from the prior year quarter and down 70 basis points from the second quarter 2015. Recoveries continued to improve in the quarter at 66 basis points versus 52 basis points in the prior year quarter.

The 60+ delinquency ratio for the Acquisitions and Servicing segment was 4.06% at the end of the quarter, a decrease of 105 basis points from the prior year quarter end, and up 31 basis points from the prior quarter end.

Non-Core Portfolio: (Reported on a historical accounting basis, which is a non-GAAP measure.)

Legacy Real Estate and Other Non-Core

The Non-Core Portfolio (consisting of legacy real estate loans) generated a pretax loss of $47 million in the quarter. The loss resulted primarily from the reduction in interest earning assets attributable to real estate sales completed in 2014. The sale proceeds, which have been allocated to the Non-Core portfolio, are expected to be used to fund the purchase of OneMain Financial Holdings, LLC (“OneMain”) and/or for general corporate purposes. At closing, the majority of the debt allocated to the Non-Core Portfolio will be re-allocated to the Core Consumer segment. The real estate portfolio was $0.8 billion at quarter end, down from $1.2 billion at the prior year quarter end.8

The Other Non-Core activities generated a pretax loss of $16 million9 in the quarter.

Liquidity and Capital Resources

As of September 30, 2015, the company had $4.9 billion of cash and highly liquid investment securities. The company had total outstanding debt of $9.6 billion at quarter-end, in a variety of debt instruments.

On May 4, 2015, the company issued approximately 19.4 million shares of common stock for net proceeds of approximately $976 million.10 The proceeds may be used to fund the acquisition of OneMain and/or for general corporate purposes, which may include debt repurchases and repayments, capital expenditures and other possible acquisitions.

8 Includes both held for investment and held for sale finance receivables.
9 Excludes one-time costs of $14 million.
10 Approximate total after deducting offering-related expenses totaling $24 million.

2015 Guidance

The company has established 2015 guidance ranges for certain metrics related to its Core Consumer Operations as follows:

	3Q15 YTD A1	2015E Guidance
Consumer Net Finance Receivables at Period End[2]	$4.65bn	$4.85bn - $4.95bn
Consumer Yield	26.43%	26.00% - 26.25%
Consumer Net Charge-off Ratio	4.90%	5.00% - 5.25%
Consumer Risk-Adjusted Yield[3]	21.53%	20.75% - 21.25%
Acquisitions & Servicing Pretax Income[4]	$95mm	$115mm - $125mm

1.	Net Finance Receivables represents data as of September 30, 2015 and includes finance receivables held for sale. All other metrics represent data for the nine months ended September 30, 2015.

2.	Net Finance Receivables includes finance receivables held for sale.

3.	Risk Adjusted Yield = Yield less Net Charge-off Ratio.

4.	Excludes impact of earnings attributable to non-controlling interests.

OneMain Acquisition

The company has been in discussions with the Department of Justice and certain states to obtain antitrust clearance to consummate the proposed acquisition of OneMain. On September 30, 2015, the company transferred $608 million of personal loans from held for investment to held for sale.

Use of Non-GAAP Measures

We report the operating results of our Core Consumer Operations, Non-Core Portfolio and Other Non-Core using the same accounting basis that we employed prior to 2010 when we were acquired by Fortress (“Fortress Acquisition”), which we refer to as “historical accounting basis,” to provide a consistent basis for both management and other interested third parties to better understand our operating results. The historical accounting basis, which is a basis of accounting other than accounting principles generally accepted in the United State of America (“U.S. GAAP”), also provides better comparability of the operating results of these segments to our competitors and other companies in the financial services industry. The historical accounting basis is not applicable to Acquisitions and Servicing since this segment resulted from the purchase of the SpringCastle Portfolio on April 1, 2013 and therefore, was not affected by the Fortress Acquisition.

Pretax Core Earnings is a key performance measure used by management in evaluating the performance of our Core Consumer Operations. Pretax Core Earnings represents our income (loss) before provision for (benefit from) income taxes on a historical accounting basis and excludes results of operations from our Non-Core Portfolio (legacy real estate loans) and other non-originating legacy operations, gains (losses) resulting from accelerated long-term debt repayment and repurchases of long-term debt related to Core Consumer Operations (attributable to Springleaf), gains (losses) on fair value adjustments on debt related to Core Consumer Operations (attributable to Springleaf), and results of operations attributable to non-controlling interests. Pretax Core Earnings provides us with a key measure of our Core Consumer Operations’ performance as it assists us in comparing its performance on a consistent basis. Management believes Pretax Core Earnings is useful in assessing the profitability of our core business and uses Pretax Core Earnings in evaluating our operating performance. Pretax Core Earnings is a non-GAAP measure and should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow, and other measures of financial performance prepared in accordance with U.S. GAAP.

Conference Call & Webcast Information

Springleaf management will host a conference call and webcast to discuss our third quarter 2015 results and other general matters at 5:00 pm Eastern on Monday, November 9, 2015. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 53834701, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 53834701, beginning approximately two hours after the event. The replay of the conference call will be available through November 23, 2015. An investor presentation will be available on the Investor Relations page of Springleaf’s website at www.springleaf.com prior to the start of the conference call.

Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, our 2015 guidance ranges and underlying assumptions and other statements, which are not statements of historical facts. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: various risks relating to the OneMain acquisition, including in respect of the satisfaction of closing conditions to the OneMain acquisition that are materially adverse to the business, financial condition or results of operations of the combined company; resolution of any potential concerns expressed to us by the Department of Justice and certain state Attorneys General with respect to the OneMain acquisition; unanticipated difficulties financing the purchase price of the OneMain acquisition; unanticipated expenditures relating to the OneMain acquisition; uncertainties as to the timing of the closing of the OneMain acquisition; litigation relating to the OneMain acquisition; the impact of the OneMain acquisition on each company’s relationships with employees and third parties;

the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain acquisition and risks associated with the integration of the companies; changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; our ability to successfully realize the benefits of the SpringCastle Portfolio and the OneMain acquisition if completed; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; shifts in collateral values, delinquencies, or credit losses; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy, or our ability to incur additional borrowings; the impacts of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new policies and practices to the manner in which we conduct business; the material weakness that we have identified in our internal control over financial reporting; and other risks described in the “Risk Factors” section of the Company’s Form 10‐K filed with the SEC on March 16, 2015 and in the Company’s other filings with the SEC, including the Company’s Form 10-Q for the period ended March 31, 2015. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward-looking statements as the sole basis upon which to make any investment decision.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in millions except earnings (loss) per share)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Interest income:
Finance charges	$424	$436	$1,234	$1,514
Finance receivables held for sale originated as held for investment	4	48	13	55
Total interest income	428	484	1,247	1,569

Interest expense	171	180	500	577

Net interest income	257	304	747	992

Provision for finance receivable losses	82	103	249	379

Net interest income after provision for finance receivable losses	175	201	498	613

Other revenues:
Insurance	40	44	116	125
Investment	11	12	44	32
Net loss on repurchases and repayments of debt	—	—	—	(7)
Net gain (loss) on fair value adjustments on debt	—	1	—	(15)
Net gain on sales of real estate loans and related trust assets	—	641	—	731
Other	—	(12)	(2)	(7)
Total other revenues	51	686	158	859

Other expenses:
Operating expenses:
Salaries and benefits	100	95	305	279
Other operating expenses	87	75	227	193
Insurance losses and loss adjustment expenses	17	20	53	57
Total other expenses	204	190	585	529

Income before provision for income taxes	22	697	71	943

Provision for income taxes	2	235	1	310

Net income	20	462	70	633

Net income attributable to non-controlling interests	31	35	93	82

Net income (loss) attributable to Springleaf Holdings, Inc.	$(11)	$427	$(23)	$551

Share Data:
Weighted average number of shares outstanding:
Basic	134,452,763	114,788,439	125,701,635	114,788,439
Diluted	134,452,763	115,316,314	125,701,635	115,212,398
Earnings (loss) per share:
Basic	$(0.08)	$3.72	$(0.18)	$4.80
Diluted	$(0.08)	$3.70	$(0.18)	$4.79

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions except par value amount)	September 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$3,865	$879
Investment securities	1,742	2,935
Net finance receivables:
Personal loans	4,061	3,831
SpringCastle Portfolio	1,667	1,979
Real estate loans	547	625
Retail sales finance	27	48
Net finance receivables	6,302	6,483
Allowance for finance receivable losses	(193)	(176)
Net finance receivables, less allowance for finance receivable losses	6,109	6,307
Finance receivables held for sale	797	205
Restricted cash and cash equivalents	270	218
Other assets	501	485

Total assets	$13,284	$11,029

Liabilities and Shareholders’ Equity
Long-term debt	$9,555	$8,356
Insurance claims and policyholder liabilities	467	446
Deferred and accrued taxes	139	152
Other liabilities	294	238
Total liabilities	10,455	9,192

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	1,524	529
Accumulated other comprehensive income (loss)	(11)	3
Retained earnings	1,469	1,492
Springleaf Holdings, Inc. shareholders’ equity	2,983	2,025
Non-controlling interests	(154)	(188)
Total shareholders’ equity	2,829	1,837

Total liabilities and shareholders’ equity	$13,284	$11,029

CORE KEY METRICS

(dollars in millions)	Three Months Ended September 30,		At or for the Nine Months Ended September 30,
	2015	2014	2015	2014

Consumer and Insurance
Finance receivables held for investment:
Net finance receivables			$4,044	$3,578
Number of accounts			870,877	894,182

TDR finance receivables			$27	$18
Allowance for finance receivable losses - TDR			$7	$1
Provision for finance receivable losses - TDR	$4	$1	$14	$1

Average net receivables	$4,476	$3,481	$4,130	$3,295
Yield	25.97%	27.02%	26.43%	27.00%

Gross charge-off ratio	5.19%	5.46%	5.79%	5.60%
Recovery ratio	(0.89)%	(0.78)%	(0.89)%	(0.67)%
Charge-off ratio	4.30%	4.68%	4.90%	4.93%
Delinquency ratio			3.31%	2.55%

Origination volume	$1,167	$925	$3,227	$2,595
Number of accounts originated	219,613	193,288	600,323	566,032

Finance receivables held for sale:
Net finance receivables			$608	$—
Number of accounts			144,392	—

TDR finance receivables			$2	$—

Acquisitions and Servicing
Net finance receivables			$1,667	$2,083
Number of accounts			242,660	291,153

TDR finance receivables			$12	$8
Allowance for finance receivable losses - TDR			$4	$2
Provision for finance receivable losses - TDR	$1	$2	$2	$2

Average net receivables	$1,714	$2,142	$1,818	$2,279
Yield	26.50%	24.26%	26.58%	24.28%

Net charge-off ratio	4.39%	5.31%	4.98%	7.09%
Delinquency ratio			4.06%	5.11%

RECONCILIATION OF PGAAP AND HISTORICAL INCOME (NON-GAAP)

(dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Income before provision for income taxes - push-down accounting basis	$22	$697	$71	$943
Interest income adjustments	(3)	(17)	(10)	(88)
Interest expense adjustments	32	36	94	100
Provision for finance receivable losses adjustments	5	(19)	14	(17)
Repurchases and repayments of long-term debt adjustments	—	—	—	(4)
Fair value adjustments on debt	—	—	—	8
Sales of finance receivables held for sale originated as held for investment adjustments	—	(361)	—	(536)
Amortization of other intangible assets	2	1	4	3
Other	1	13	7	15
Income before provision for income taxes - historical accounting basis	$59	$350	$180	$424

PRETAX CORE EARNINGS (NON-GAAP) RECONCILIATION

(dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Income before provision for income taxes - historical accounting basis	$59	$350	$180	$424
Adjustments:
Pretax operating (income) loss - Non-Core Portfolio Operations	47	(215)	138	(87)
Pretax operating loss - Other/non-originating legacy operations	30	2	88	12
Net loss from accelerated repayment/repurchase of debt - Core Consumer Operations (attributable to SHI)	—	—	—	1
Net (gain) loss on fair value adjustments on debt - Core Consumer Operations (attributable to SHI)	—	(1)	—	7
Pretax operating income attributable to non-controlling interests	(31)	(35)	(93)	(82)
Pretax core earnings	$105	$101	$313	$275

Springleaf Holdings, Inc.

Contact:
Craig Streem, 812-468-5752
craig.streem@springleaf.com

Source: Springleaf Holdings, Inc.

3Q 2015 Earnings Presentation

Three Months Ended September 30, 2015

Springleaf Holdings, Inc. (LEAF)

November 9, 2015

Springleaf Financial

Important Information

Non-GAAP Financial Measures

We present core earnings as a "non-GAAP financial measure" in this presentation. This measure is derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Please refer to the Financial Supplement hereto for a quantitative reconciliation from historical pretax income to pretax core earnings.

We also present our segment financial information on a historical accounting basis (which is a basis of accounting other than U.S. GAAP) in this presentation. This information represents a "non-GAAP measure" which uses the same accounting basis that we employed prior to the Fortress Acquisition. This presentation provides a consistent basis to better understand our operating results. Please refer to the Financial Supplement hereto for quantitative reconciliations from our push-down accounting pretax income (loss) to our historical pretax income for the second and third quarter 2015 and the third quarter 2014.

Springleaf Financial 3

3Q15 Key Highlights

OneMain Acquisition Update

- Transferred $608 million of branch receivables to held for sale
- Actively engaged in discussions with the DOJ and certain States to obtain antitrust clearance

3Q15 Earnings

- Core Earnings of $66 million and Core earnings per share of $0.50[1]
- GAAP Loss of $11 million and GAAP loss per share of $0.08
- Operating expenses increased due to build-out ahead of potential antitrust clearance

Key Performance Indicators

- Consumer receivables of $4.7 billion, up 30% year-over-year[2]
  - Receivables per branch at $5.7 million[2] vs. $4.3 million at prior year quarter end
- Origination volume of $1.2 billion for the quarter, up 26% year-over-year
- Last twelve months originations of $4.3 billion up 21% vs. previous 12 twelve month period
- Originated ~220,000 personal loans in 3Q15, up 14% year-over-year
- Strong risk-adjusted yield of 21.67% for the quarter
- Net charge-off ratio for the quarter was 4.30%; 60+ delinquency rate at the end of the quarter was 2.90%[3]

(1) *Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 18 for a reconciliation of Push-Down Accounting Pretax Income (Loss) to Pretax Core Earnings. Core earnings estimated income taxes assume a 37% statutory tax rate.*

(3) *Delinquency ratio includes finance receivables held for sale.*

Springleaf Financial 4

Branch Receivables Growth and Scalability

- **Branch consumer receivables[1] of $4.7 billion increased by 30% year-over-year**

Consumer Receivables Per Branch ($ mm)[2]

Track Record of Growth

$6.0
$5.5
$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
24% CAGR
$3.0
$3.6
$4.3
$5.7[1]
9/30/12
9/30/13
9/30/14
9/30/15

3Q15 Origination Statistics[3]

	Personal Loan		Auto Loan
	Unsecured[4]	***Hard Secured***	
Avg. Loan Size	$4.1K	$5.5K	$12.4K
Avg. APR	29.8%	28.6%	19.5%
Avg. Vehicle Age	NA	~12 yrs	~6 yrs
Avg. Term	42 mos.	45 mos.	51 mos.
Avg. Borr. FICO	615	595	608
% Total 3Q15 Origination	47%	29%	24%

(1) *Includes finance receivables held for sale.*
(2) *Consumer and Insurance segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).*
(3) *Table represents data for quarter ended September 30, 2015.*
(4) *Unsecured includes soft secured personal loans.*

Springleaf Financial 5

Consumer Loan Performance

Consumer Credit Performance Remains Strong[1]

30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
24.10%
25.84%
26.99%
27.02%
26.95%
26.88%
26.50%
25.97%
20.46%
22.03%
22.05%
22.34%
21.99%
21.24%
21.64%
21.67%
3.64%
3.81%
4.94%
4.68%
4.96%
5.64%
4.86%
4.30%

	2012	2013[2]	2014	3Q14	4Q14	1Q15	2Q15	3Q15
Gross Charge-offs	4.63%	4.66%	5.65%	5.46%	5.78%	6.43%	5.84%	5.19%
Recoveries	(0.99%)	(0.85%)	(0.71%)	(0.78%)	(0.82%)	(0.79%)	(0.98%)	(0.89%)
Net Charge-offs	3.64%	3.81%	4.94%	4.68%	4.96%	5.64%	4.86%	4.30%
60+ Delinquency	2.75%	2.60%	2.82%	2.55%	2.82%	2.53%	2.39%	2.90%[3]

■ Net Charge-offs ■ Risk-Adjusted Yield[4]

(2) *Charge-off rate excludes impact of $15 million of additional charge-offs recorded in March 2013 related to our change in charge-off policy and $23 million of recoveries on charged-off personal loans resulting from a sale of our previously charged-off finance receivables in June 2013, net of a $3 million adjustment for the subsequent buyback of certain personal loans.*

(3) *Delinquency ratio includes finance receivables held for sale.*

Springleaf Financial 6

3Q15 Financial Highlights

($ and shares in millions)	3Q15	2Q15	3Q14
Consumer & Insurance	$77	$76	$63
Acquisitions & Servicing[1]	28	31	38
Pretax Core Earnings[2]	**$105**	**$107**	**$101**
Income Taxes[3]	(39)	(40)	(37)
Core Earnings[2]	**$66**	**$67**	**$64**
Net Income (Loss) Attributable to Springleaf	($11)	($12)	$427
Per Share Data			
Core Earnings per Share - Diluted	$0.50	$0.53	$0.55
GAAP Earnings per Share - Diluted	($0.08)	($0.09)	$3.70
WA Diluted Shares Outstanding	134.5	127.4	115.3

- **Strong liquidity position - $4.9 billion of cash and highly liquid securities at September 30, 2015**
- **$2.2 billion of committed multi-year secured facilities; $100 million drawn at September 30, 2015**

(1) Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.
(2) Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 18 for a reconciliation of Push-Down Accounting Pretax Income (Loss) to Pretax Core Earnings.
(3) Core earnings estimated income taxes assume a 37% statutory tax rate.

Springleaf Financial 7

2015 Guidance

Core Consumer Operations

	3Q15 YTDA[(2)]	FY 2015E Range[(1)] Guidance as of 6/30/15	FY 2015E Range[(1)] Guidance as of 9/30/15
Consumer Net Finance Receivables[(3)]	$4.65bn	$4.70bn — $4.85bn	$4.85bn — $4.95bn
Consumer Yield	26.43%	26.00% — 26.50%	26.00% — 26.25%
Consumer Net Charge-off Ratio	4.90%	5.00% — 5.50%	5.00% — 5.25%
Consumer Risk Adjusted Yield[(4)]	21.53%	20.50% — 21.50%	20.75% — 21.25%
Acquisitions & Servicing Pretax Income[(5)]	$95mm	$105mm — $120mm	$115mm — $125mm

(1) *Net Finance Receivables represents targeted range at 2015 year end including finance receivables held for sale; all other metrics represent targeted ranges for the full year 2015.*

Springleaf Financial 8

Appendix and Financial Supplement

Springleaf Financial 9

Acquisitions and Servicing

- Pretax income for 3Q15 of $28 million versus $38 million in the prior year quarter[1]
- Solid credit performance with stable charge-off rate
- In March 2015, sold $232 and $131 million of the Class C and D SpringCastle 2014-A notes which had been held as an investment for excess funds.

Collateral & Funding Structure

	9/30/14	12/31/14	9/30/15
Principal Balance	$2.7bn	$2.6bn	$2.2bn
Wtd. Avg. Coupon	18.1%	18.1%	18.3%
Accounts	291,000	277,000	243,000
Avg. Balance[2]	$9,300	$9,300	$9,000
Avg. Net Charge-off Rate[3]	5.4%	5.3%[5]	4.3%
Outstanding Debt	$1.5bn	$2.4bn	$2.0bn

SpringCastle Credit Performance

Avg. Net Charge-off Rate (%)[3]
12.5%
10.0%
7.5%
5.0%
2.5%
0.0%
11.4%
5.4%
5.3%
4.3%
At Purchase[4]
3Q14
4Q14[5]
3Q15

(1) Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.
(2) Average balances based on Principal Balance.
(3) Average Net Charge-off Rate calculated as a percentage of Principal Balance.
(4) At purchase represents data at time of settlement on April 1, 2013.
(5) Excludes one-time charge-off of $17 million of aged bankruptcy inventory in November 2014.

Springleaf Financial 10

Consolidated Balance Sheets (Push Down Accounting)

	(unaudited, in millions)	9/30/15	12/31/14
1	Cash and Cash Equivalents	$3,865	$879
2	Investment Securities	1,742	2,935
3	Personal Loans & Retail Sales Finance	4,088	3,879
4	SpringCastle Portfolio	1,667	1,979
5	Real Estate Loans	547	625
6	Total Net Finance Receivables	6,302	6,483
7	Allowance for Finance Receivable Losses	(193)	(176)
8	**Net Finance Receivables, Less Allowance**	**6,109**	**6,307**
9	Finance Receivables Held for Sale	797	205
10	Restricted Cash and Cash Equivalents	270	218
11	Other Assets	501	485
12	**Total Assets**	**$13,284**	**$11,029**
13	Long-Term Debt	$9,555	$8,356
14	Insurance Claims and Policyholder Liabilities	467	446
15	Deferred and Accrued Taxes	139	152
16	Other Liabilities	294	238
17	**Total Liabilities**	**10,455**	**9,192**
18	Springleaf Holdings, Inc. Shareholders' Equity	2,983	2,025
19	Non-Controlling Interests	(154)	(188)
20	**Total Shareholders' Equity**	**2,829**	**1,837**
21	**Total Liabilities and Shareholders' Equity**	**$13,284**	**$11,029**
22	Net Finance Receivables [1]	$6,350	$6,541
23	Allowance for Finance Receivable Losses [1]	($227)	($228)
24	Long-Term Debt [1]	$10,016	$8,946
25	Quarterly Interest Rate [1]	5.47%	5.52%

(1) Reflects historical accounting basis (a non-GAAP measure).

Springleaf Financial 11

Consolidated Income Statements (Push Down Accounting)

	(unaudited, in millions, except per share statistics)	3Q15	2Q15	3Q14
1	Finance Charges	$424	$408	$436
2	Finance Receivables Held for Sale Originated as Held for Investment	4	5	48
3	Total Interest Income	428	413	484
4	Interest Expense	(171)	(171)	(180)
5	Provision for Finance Receivable Losses	(82)	(80)	(103)
6	Net Interest Income after Provision	175	162	201
7	Insurance	40	40	44
8	Investment	11	16	12
9	Net Gain on Fair Value Adjustments on Debt	0	0	1
10	Net Gain on Sales of Real Estate Loans and Related Trust Assets	0	0	641
11	Other	0	0	(12)
12	Total Other Revenues	51	56	686
13	Operating Expenses [1,2,3]	(187)	(187)	(170)
14	Insurance Losses and Loss Adjustment Expenses	(17)	(20)	(20)
15	Total Other Expenses	(204)	(207)	(190)
16	**Pretax Income**	**22**	**11**	**697**
17	Less: Non-Controlling Interests	(31)	(31)	(35)
18	**Pretax Income (Loss) Attributable to Springleaf**	**(9)**	**(20)**	**662**
19	Income Taxes	(2)	8	(235)
20	**Net Income (Loss) Attributable to Springleaf**	**($11)**	**($12)**	**$427**
21	Average Shares Outstanding - Diluted	134,452,763	127,411,208	115,316,314
22	Earnings per Share - Diluted	($0.08)	($0.09)	$3.70
23	Estimated Core Earnings per Share - Diluted [4]	$0.50	$0.53	$0.55

Note: Core Earnings is a non-GAAP measure. Refer to page 18 for reconciliations to U.S. GAAP.

(1) Operating expenses for 2Q 2015 and 3Q 2015 include one-time costs of $27 million and $14 million, respectively.

(2) Operating expenses for 2Q 2015 include a $5 million reduction in reserves related to estimated PPI claims.

(3) Operating expenses for 3Q 2014 include one-time costs due to the real estate loan sales.

(4) Core earnings include Consumer & Insurance (which are reported on a historical basis) and Acquisitions & Servicing segments. Core earnings per share assumes a 37% statutory tax rate.

Springleaf Financial 12

Core Earnings (Non-GAAP)

	(unaudited, in millions)	3Q15	2Q15	3Q14
1	Interest Income	$407	$389	$367
2	Interest Expense	(65)	(58)	(58)
3	Provision for Finance Receivable Losses	(81)	(77)	(83)
4	Net Interest Income after Provision	261	254	226
5	Insurance	40	40	44
6	Investment	12	14	14
7	Portfolio Servicing Fees from SpringCastle	13	13	16
8	Other [1]	3	2	3
9	Total Other Revenues	68	69	77
10	Operating Expenses	(163)	(152)	(130)
11	Portfolio Servicing Fees to Springleaf	(13)	(13)	(16)
12	Insurance Losses and Loss Adjustment Expenses	(17)	(20)	(21)
13	Total Other Expenses	(193)	(185)	(167)
14	**Pretax Core Earnings**	**136**	**138**	**136**
15	Less: Non-Controlling Interests	(31)	(31)	(35)
16	**Pretax Core Earnings Attributable to Springleaf**	**105**	**107**	**101**
17	Estimated Income Taxes [2]	(39)	(40)	(37)
18	**Estimated Core Earnings Attributable to Springleaf**	**$66**	**$67**	**$64**

Note: Core Earnings is a non-GAAP measure. Refer to page 18 for reconciliations to U.S. GAAP.

(1) Includes the non-controlling interests of the net gain on fair value adjustments on debt.

(2) Core earnings estimated income taxes assume a 37% statutory tax rate.

Springleaf Financial 13

Core: Consumer and Insurance Segment

	(unaudited, in millions)	3Q15	2Q15	3Q14
1	Interest Income	$293	$269	$236
2	Interest Expense	(43)	(36)	(40)
3	Provision for Finance Receivable Losses	(62)	(54)	(56)
4	Net Interest Income after Provision	188	179	140
5	Insurance	40	40	44
6	Investment	12	14	14
7	Other	3	2	3
8	Total Other Revenues	55	56	61
9	Operating Expenses	(149)	(139)	(117)
10	Insurance Losses and Loss Adjustment Expenses	(17)	(20)	(21)
11	Total Other Expenses	(166)	(159)	(138)
12	**Pretax Operating Income**	**$77**	**$76**	**$63**
13	Net Finance Receivables	$4,044	$4,282	$3,578
14	Finance Receivables Held for Sale	$608	$0	$0
15	Average Net Receivables	$4,476	$4,083	$3,481
16	Yield	25.97%	26.50%	27.02%
17	Gross Charge-Off Ratio	5.19%	5.84%	5.46%
18	Recovery Ratio	-0.89%	-0.98%	-0.78%
19	Charge-Off Ratio	4.30%	4.86%	4.68%
20	Delinquency Ratio[1]	3.31%	2.39%	2.55%
21	Origination Volume	$1,167	$1,192	$925

(1) Delinquency ratio excludes finance receivables held for sale. Delinquency ratio including finance receivables held for sale is 2.90%.

Springleaf Financial 14

Core: Acquisitions and Servicing Segment

	(unaudited, in millions)	3Q15	2Q15	3Q14
1	Interest Income	$114	$120	$131
2	Interest Expense	(22)	(22)	(18)
3	Provision for Finance Receivable Losses	(19)	(23)	(27)
4	Net Interest Income after Provision	73	75	86
5	Portfolio Servicing Fees from SpringCastle	13	13	16
6	Net Gain on Fair Value Adjustments on Debt	0	0	1
7	Total Other Revenues	13	13	17
8	Operating Expenses	(14)	(13)	(13)
9	Portfolio Servicing Fees to Springleaf [1]	(13)	(13)	(16)
10	Total Other Expenses	(27)	(26)	(29)
11	**Pretax Operating Income**	**59**	**62**	**74**
12	Less: Non-Controlling Interests [1]	(31)	(31)	(35)
13	**Pretax Operating Income Attributable to Springleaf**	**$28**	**$31**	**$39**
14	Net Finance Receivables	$1,667	$1,764	$2,083
15	Average Net Receivables	$1,714	$1,816	$2,142
16	Principal Balance [2]	$2,183	$2,301	$2,713
17	Yield	26.50%	26.49%	24.26%

Note: Acquisitions and Servicing segment does not include certain adjustments that reconcile it to pretax Core Earnings.

(1) Springleaf incurs 47% of servicing expenses. The remaining 53% is netted through non-controlling interests.

(2) Principal Balance is a non-GAAP measure.

Springleaf Financial 15

Non-Core: Real Estate Segment

	(unaudited, in millions)	3Q15	2Q15	3Q14
1	Interest Income	$17	$17	$95
2	Interest Expense	(58)	(59)	(84)
3	Provision - TDR	(1)	(1)	(9)
4	Provision - Non-TDR	5	6	(28)
5	Net Interest Loss after Provision	(37)	(37)	(26)
6	Investment	0	3	(1)
7	Net Gain on Sales of Real Estate Loans and Related Trust Assets	0	0	280
8	Other	(2)	0	(2)
9	Total Other Revenues	(2)	3	277
10	Operating Expenses[1]	(8)	(9)	(36)
11	Total Other Expenses	(8)	(9)	(36)
12	**Pretax Operating Income (Loss)**	**($47)**	**($43)**	**$215**
13	Net Finance Receivables	$591	$619	$702
14	Finance Receivables Held for Sale	$186	$191	$494
15	Average Net Receivables	$605	$632	$2,909
16	TDR Finance Receivables	$159	$160	$160
17	Loss Ratio	3.29%	3.81%	2.99%
18	Delinquency Ratio	7.25%	6.34%	7.31%

(1) Operating expenses for 3Q 2014 include one-time costs due to the real estate loan sales.

Springleaf Financial 16

Non-Core: Other

	(unaudited, in millions)	3Q15	2Q15	3Q14
1	Interest Income	$1	$3	$5
2	Interest Expense	(16)	(22)	(2)
3	Provision for Finance Receivable Losses	0	(1)	(2)
4	Net Interest Income (Loss) after Provision	(15)	(20)	1
5	Operating Expenses [1,2]	(15)	(25)	(3)
6	Total Other Expenses	(15)	(25)	(3)
7	**Pretax Operating Loss**	**($30)**	**($45)**	**($2)**
8	Net Finance Receivables	$48	$56	$100

(1) Operating expenses for 2Q 2015 and 3Q 2015 include one-time costs of $27 million and $14 million, respectively.

(2) Operating Expenses for 2Q 2015 include a $5 million reduction in reserves related to estimated PPI claims.

Springleaf Financial 17

Reconciliation – Push-Down Accounting to Historical / Pretax Core Earnings

	(unaudited, in millions)	3Q15	2Q15	3Q14
1	**Push-Down Accounting Pretax Income (Loss) Attributable to Springleaf [1]**	**($9)**	**($20)**	**$662**
2	Finance Charges	(2)	(2)	(11)
3	Finance Receivables Held for Sale Originated as Held for Investment	(1)	(2)	(6)
4	Total Interest Income	(3)	(4)	(17)
5	Interest Expense	32	32	36
6	Provision for Finance Receivable Losses	5	7	(19)
7	Net Interest Loss after Provision	34	35	0
8	Investment	1	1	1
9	Sales of Real Estate Loans and Related Trust Assets	0	0	(361)
10	Other	1	2	13
11	Total Other Revenues	2	3	(347)
12	Operating Expenses	1	1	1
13	Insurance Losses and Loss Adjustment Expenses	0	0	(1)
14	Total Other Expenses	1	1	0
15	**Historical Pretax Income Attributable to Springleaf [1]**	**$28**	**$19**	**$315**
	Adjustments:			
16	Pretax Operating (Income) Loss - Non-Core Portfolio Operations	47	43	(215)
17	Pretax Operating Loss - Other / Non-Originating Legacy Operations	30	45	2
18	Net Gain on Fair Value Adjustments on Debt - Core Consumer Operations (attributable to SHI)	0	0	(1)
19	Total Adjustments	77	88	(214)
20	**Pretax Core Earnings Attributable to Springleaf [1]**	**$105**	**$107**	**$101**

(1) Pretax earnings attributable to Springleaf Holdings, Inc., which excludes non-controlling interests.

Springleaf Financial 18